Exhibit 99.1

ContextLogic Completes $907.5 Million Acquisition of US Salt, Marking Transformation into Business Ownership Platform

Transaction Creates Leading Public Business Ownership Platform with Strong Cash Generation and Approximately $2.9 Billion in NOLs

OAKLAND, Calif., February 26, 2026 (GLOBE NEWSWIRE) -- ContextLogic Holdings Inc. (OTCQB: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today announced the successful completion of its acquisition of US Salt Parent Holdings, LLC and its subsidiaries (collectively, “US Salt”) from private equity funds managed by Emerald Lake Capital Management (“Emerald Lake”) in a transaction that valued US Salt at an enterprise value of approximately $907.5 million (the “Transaction”).

The closing of this Transaction marks a transformational milestone for ContextLogic, completing its evolution from an e-commerce company into a distinctive business ownership platform focused on owning niche, competitively advantaged, long-duration businesses run by world-class management teams. The closing of this Transaction will combine ContextLogic’s approximately $2.9 billion in net operating loss carryforwards and US Salt’s cash-generating business.

“Today marks the culmination of nearly a year of strategic planning and execution. We believe ContextLogic is uniquely positioned to provide a long-term home for exceptional businesses and management teams—combining permanent capital, operational autonomy, and true alignment between owners and operators,” said Raja Bobbili, Managing Director at Abrams Capital and Chairman of the ContextLogic Board of Directors. “We look forward to partnering with BC Partners to pursue additional strategic opportunities for ContextLogic.”

“We are excited to welcome US Salt into the ContextLogic family,” said Ted Goldthorpe, Chairman of the Investment Committee and a Member of the Board of Directors of ContextLogic. “With a 132-year track record, a proven and resilient business model, and a highly capable management team led by David Sugarman, US Salt is exactly the kind of business we want to own. This acquisition represents the first pearl in what we expect will be a carefully constructed string of pearls—each business selected for its durability, competitive positioning, and long-term value creation potential.”

Transaction Structure and Financing

The Transaction was financed through a combination of (1) approximately $292 million of cash consideration from the Company, including an aggregate of $150 million from a fund advised by BC Partners Credit, (2) committed debt financing comprising a $215 million term loan and a $25 million revolving credit facility led by Blackstone Credit & Insurance, and (3) $115 million in proceeds from ContextLogic’s registered Rights Offering to stockholders at $8.00 per share (the “Rights Offering”), which was completed on February 20, 2026 and fully backstopped by Abrams Capital and BC Partners Credit. As part of the Transaction, certain existing holders of US Salt Parent Holdings, LLC, including investment funds advised by Abrams Capital, rolled over equity stakes in US Salt with a total value of approximately $325 million.

Ownership Structure

Following the closing, existing ContextLogic shareholders hold approximately 60% of the equity in ContextLogic. On an aggregate equity capital basis between ContextLogic and its subsidiary ContextLogic Holdings, LLC, ContextLogic’s existing shareholders, investment funds advised by Abrams Capital, a fund advised by BC Partners Credit, and other rolling shareholders and management own approximately 26.32%, 40.72%, 29.09%, and 3.87% respectively.

Board of Directors and Management Structure

In connection with the closing of the Transaction, David Abrams and Raja Bobbili of Abrams Capital have joined the Board of ContextLogic (the “Board”). Mr. Bobbili serves as Chairman of the Board. Ted Goldthorpe remains on the Board and serves as Chairman of the Board’s newly-formed Investment Committee, which has primary responsibility over capital allocation decisions and also includes Messrs. Bobbili, Abrams and Ward as members. A new US Salt Business Oversight Committee, consisting of Messrs. Bobbili (Chair) and Ward, has been established to provide direct oversight over US Salt’s operations.

David Sugarman continues to serve as Chief Executive Officer of US Salt and has entered into a multi-year incentive agreement that is intended to reward long-term value creation for shareholders. Mark Ward serves as President of ContextLogic. No Abrams Capital or BC Partners Credit representative receives compensation from the Company as a director or officer. Neither Abrams Capital nor BC Partners charges fees or promote to ContextLogic.

Advisors

Rothschild & Co acted as exclusive financial advisor to the Company. McDermott, Will & Schulte LLP acted as legal advisor to the Company. Abrams Capital was advised by Ropes & Gray LLP. BC Partners was advised by Proskauer Rose LLP. US Salt and Emerald Lake Capital Management were advised by Kirkland & Ellis LLP.

About ContextLogic Holdings Inc.

ContextLogic is a publicly-traded business ownership platform established to own a collection of niche, competitively advantaged, long-duration businesses. Each business operates with meaningful autonomy under world-class management teams whose incentives are tightly aligned with those of the Company’s shareholders, supported by a governance structure that creates direct accountability between operators and owners. For more information about ContextLogic, please visit www.contextlogic.com.

About Abrams Capital

Abrams Capital is a Boston-based investment firm founded in 1999 by David Abrams. The firm’s investment strategy is opportunistic and made with a long-term time horizon. Abrams Capital and its affiliates have invested across a wide spectrum of asset types, investment strategies, market sectors, market cycles and industries. For further information, visit www.abramscapital.com/about.

About BC Partners and BC Partners Credit

BC Partners is a leading international investment firm in private equity, private debt, and real estate strategies. BC Partners Credit was launched in February 2017, with a focus on identifying attractive credit opportunities in any market environment, often in complex market segments. The platform leverages the broader firm’s deep industry and operating resources to provide flexible financing solutions to middle-market companies across Business Services, Industrials, Healthcare and other select sectors. For further information, visit www.bcpartners.com/credit-strategy.

About Emerald Lake Capital Management

Emerald Lake is a middle market private equity firm investing in capital-efficient businesses with sustainable competitive advantages and strong growth prospects in the industrials and services sectors. Emerald Lake seeks to accelerate company growth and unlock potential through supportive, trusting partnerships with management teams and a proven-value creation strategy. Founded in 2018, the firm manages more than $2 billion of equity capital and has made ten platform investments to date. For more information, visit www.elcm.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, information concerning the acquisition of US Salt, including the transaction structure and financing, ownership structure, and internal leadership structure, the strategic alternatives considered by ContextLogic’s board of directors, including the decisions taken thereto and alternatives for the use of its cash or cash equivalents, possible or assumed future results of operations and expenses, management strategies and plans, competitive position, business environment, potential growth strategies and opportunities and ContextLogic’s continued listing on the OTC Markets. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, statements regarding the Transaction,   the Purchase Agreement,  the strategic alternatives considered by the Company’s board of directors, including the decisions taken thereto; future financial performance; future liquidity and operating expenditures; financial condition and results of operations; enforceability of transfer restrictions and occurrence of an ownership change with the result that ContextLogic’s ability to use its net operating losses could be severely limited; future legislation resulting in ContextLogic being unable to realize the benefits of the tax attributes; ContextLogic’s ability to make use of the existing benefits of the tax attributes because ContextLogic may not generate taxable income; the IRS’s possible challenge of the amount of the tax attributes or claim that ContextLogic experienced an ownership change, which could reduce the amount of tax attributes that ContextLogic could use; competitive changes in the marketplace and other characterizations of future events or circumstances. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and except as otherwise required by federal securities law, does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Relations:
Lucy Simon, CLHI
ir@contextlogic.com